Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-293396 on Form S-1 and 333-287136 on Form S-1 of HCW Biologics Inc. of our report dated March 31, 2026, relating to the financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Indianapolis, Indiana

March 31, 2026